FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934



Date of Report (Date of earliest
event reported):                                April 21, 1994



                    Zenith Electronics Corporation
          (Exact name of registrant as specified in its charter)



     Delaware                   1-4115               36-1996520
(State or jurisdiction       (Commission File       (IRS Employer
of incorporation)             Number)               identification No.)


    1000 Milwaukee Avenue
    Glenview, Illinois                                   60025
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                                  (708) 391-7000


                        Not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.
           ------------

      (a) On April 21, 1994, Zenith Electronics Corporation ("the Company") entered into an amendment (the "Fifth Amendment") to its $90 million Credit Agreement dated as of May 21, 1993, as amended on November 8, 1993, December 29, 1993, January 7, 1994 and January 28, 1994 (the "Credit Agreement"), among the Company, General Electric Capital Corporation, as agent for itself and the other lenders named therein. The Fifth Amendment extended the termination date from December 31, 1994 to June 30, 1996 on modestly improved terms. The financial covenants, which have been extended through June 30, 1996, relate to (i) restrictions on capital expenditures for each fiscal quarter; (ii) a quarterly minimum net worth test (total assets less reserves and total liabilities) at amounts ranging from a high of $166 million to a low of $101 million; and (iii) a quarterly leverage ratio requirement (total liabilities, other than contingent obligations under letters of credit, to net worth, calculated as set forth above) at various revised levels ranging from a high of 4.95 to 1.0 to a low of 3.50 to 1.0.
           On April 21, 1994 the Company had no borrowings under the Credit Agreement. A copy of the Fifth Amendment is attached as Exhibit Number 4 hereto and is incorporated by reference herein.

      (b) On April 13, 1994 Zenith Electronics Corporation completed its sale of the power supply business to ORYX Technology Corporation.


Item 7.    Financial Statements, Pro forma Financial Information and Exhibits.
           ------------------------------------------------------------------

      (c) The exhibits accompanying this report are listed in the accompanying Exhibit Index.



                              SIGNATURES
                             ------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ZENITH ELECTRONICS CORPORATION


                                         By: /s/ David S. Levin
                                             --------------------------
                                             David S. Levin, Secretary


Date:  April 21, 1994

                               Exhibit Index

Exhibit
Number              Exhibit Description
- -------          ---------------------------------------

  4 Fifth Amendment dated April 21, 1994 to Credit Agreement dated as of May 21, 1993, as amended, between the Company, General Electric Capital Corporation, as agent for itself and the other lenders named therein.